UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12
  Electro-Optical Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ELECTRO-OPTICAL SCIENCES, INC.
3 West Main Street, Suite 201
Irvington, New York 10533

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Electro-Optical Sciences, Inc., a Delaware corporation. The meeting will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, on Monday, May 21, 2007 at 9:00 a.m. local time, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection by the audit committee of the Board of Directors of Eisner LLP as Electro-Optical Sciences’ independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To approve an amendment to our 2003 Stock Incentive Plan.

4. To ratify an amendment to our 2005 Stock Incentive Plan.

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 12, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Joseph V. Gulfo, M.D., M.B.A.
President and Chief Executive Officer

Irvington, New York
April 20, 2007

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD DIRECTORS, FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 20, 2007. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD;

•	BY INTERNET OR TELEPHONE; OR

•	ATTEND THE COMPANY’S 2007 ANNUAL MEETING OF STOCKHOLDERS AND VOTE.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

ELECTRO-OPTICAL SCIENCES, INC.
3 West Main Street, Suite 201
Irvington, New York 10533

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Electro-Optical Sciences, Inc. (which we will refer to as the “Company” throughout this proxy statement) is soliciting your proxy to vote at the Company’s 2007 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares, however. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.

The Company intends to mail this proxy statement and the accompanying proxy card together with the Company’s Annual Report to stockholders on or about April 20, 2007, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 12, 2007 will be entitled to vote at the Annual Meeting. On this record date, there were 13,372,483 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2007, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 12, 2007, your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of seven directors;

•	The ratification of Eisner LLP as the Company ’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

•	The approval of an amendment to our 2003 Stock Incentive Plan; and

•	The ratification of an amendment to our 2005 Stock Incentive Plan.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see “Voting Via Internet or By Telephone” below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Voting Via the Internet or by Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://proxy.georgeson.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the Company’s number and control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-450-9556 and following the operator’s instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on May 20, 2007. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all the nominees to the Board of Directors and “For” proposals 2, 3 and 4. If any other matter is properly presented at the meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, we will bear the cost of soliciting proxies by the Board. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services, and by Georgeson Inc., who we have retained to aid in the solicitation of proxies. We will pay Georgeson Inc. a fee of $6,500 plus expenses for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may issue a proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Company’s Secretary at 3 West Main Street, Suite 201, Irvington, New York 10533.

•	You may vote by telephone or the Internet.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the Annual Meeting of Stockholders in the year 2008, a stockholder proposal must be received by the Company no later than December 22, 2007 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the Annual Meeting of Stockholders in the year 2008, although not included in the proxy statement, a stockholder proposal or nomination(s) must comply with the requirements of the Company’s Bylaws and be received by the Company no later than the close of business on February 21, 2008 and no earlier than the close on business on January 22, 2008; provided, however, that in the event that the date of the 2008 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after May 21, 2008, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals should be delivered in writing to Electro-Optical Sciences, Inc., 3 West Main Street, Suite 201, Irvington, New York 10533, Attention: Secretary. A copy of the Company’s Bylaws may be obtained from the Company upon written request to the Secretary.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the inspector of election will count the number of “Withhold” votes received by each nominee. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Capital Market (“NASDAQ”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For Proposal No. 1, the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no effect. Stockholders do not have the right to cumulate their votes for directors.

•	Proposal No. 2, the ratification of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	For Proposal No. 3, the approval of an amendment to our 2003 Stock Incentive Plan, a “For” vote must be received by a majority of shares present and entitled to vote either in person or by proxy to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	For Proposal No. 4, the ratification of an amendment to our 2005 Stock Incentive Plan, a “For” vote must be received by a majority of shares present and entitled to vote either in person or by proxy to be ratified. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 13,372,483 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

How can I obtain additional copies?

For additional copies of this proxy statement and the enclosed proxy card and Annual Report to Stockholders, you should contact our corporate office at 3 West Main Street, Suite 201, Irvington, New York 10533, Attention: Secretary, telephone (914) 591-3783.

PROPOSAL 1

ELECTION OF DIRECTORS

There are seven nominees for the nine director positions presently authorized by the Company’s Board of Directors and the Company’s Bylaws. The two vacant directorships may be filled in the future at the discretion of the Company’s Board of Directors. This discretionary power gives us the flexibility of appointing new directors in periods between our Annual Meetings should suitable candidates come to our attention. The names of the persons who are nominees for director and their positions and offices with the Company are set forth in the table below. Each director to be elected will hold office until the 2008 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, having been previously elected by the stockholders. Although there is no formal policy, the Company encourages its directors to attend the Company’s annual meetings.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as management may propose. Proxies may not be voted for more than seven directors, however. Each of the current directors has been nominated for and has agreed to stand for election and management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee for director, including their respective ages as of February 28, 2007.

Name	Age	Position

Joseph V. Gulfo, M.D., M.B.A.	43	Director, President and Chief Executive Officer
Breaux Castleman	66	Director, Chairman of the Board of Directors
Sidney Braginsky	69	Director
George C. Chryssis	59	Director
Martin D. Cleary	61	Director
Dan W. Lufkin	75	Director
Gerald Wagner, Ph.D.	63	Director

Joseph V. Gulfo, M.D., M.B.A. has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2004. From May 1999 to November 2003, he served as Chairman, Chief Executive Officer and President of Antigen Express, Inc., a development-stage company developing immunodiagnostics and therapeutics for cancer. Dr. Gulfo serves as a director of ProCertus BioPharm, Inc., a privately-held company. Dr. Gulfo received a B.S. in biology from Seton Hall University, an M.D. from the University of Medicine and Dentistry of New Jersey and an M.B.A. in finance from Seton Hall University.

Breaux Castleman has served as a member of our Board of Directors and Chairman of our Board since July 2003. Since August 2001, he has served as President, Chief Executive Officer and Chairman of Syntiro Healthcare Services, Inc. Mr. Castleman also serves as a director of FemPartners, Inc. which is a privately-held company. From December 1999 to July 2001, he served as Chief Executive Officer of Physia Corp. He served as President of Scripps Clinic from July 1996 to November 1998. He holds a B.A. in economics from Yale University and attended New York University Graduate School of Business Administration.

Sidney Braginsky has served as a member of our Board of Directors since 2001. He also currently serves as the Chairman and Chief Executive Officer of Digilab, LLC (a spectroscopy instruments manufacturer), Chairman of Atropos Technologies, LLC, a director of Diomed Inc., Double D Venture Fund, LLC, Noven Pharmaceuticals, Inc., Sword Diagnostics, Inc. and Micronix Pty Ltd. (an Australian medical device company), Chairman of the International Standards Organization U.S. Technical Advisory Group TC 172 on Optics and Photonics, Chairman of the Board of the City University of New York Robert Chambers Laboratory and Trustee on the Boards of Long Island High Tech Incubator and the Long Island Museum of Science and Technology. He formerly served as President of Olympus America and Mediscience Corp. and Chairman of Double D Venture Fund, LLC. Mr. Braginsky received his B.S. in biology from Queens College.

George C. Chryssis has served as a member of our Board of Directors since 2001. Since August 2003, he has served as President, Chief Executive Officer and Chairman of the board of directors of MISTsoft Corp., a privately-held software company which he founded. From June 1999 until their dissolution on December 31, 2005, he served as the Managing Member of Arcadian Capital Management, LLC and General Partner of Arcadian Venture Partners, LP, a venture capital firm with investments in early stage technology companies, including the Company. Since 2003, he has also served as Chairman of the board of directors of DelCom Corp., a privately-held telecommunications software company. Mr. Chryssis received a B.S. and M.S. in electrical engineering from Northeastern University.

Martin D. Cleary was appointed as a member of our Board of Directors in October 2005. Since February 2003, he has served as the President and Chief Executive Officer of Juvaris Biotherapeutics, Inc., a company engaged in the development of therapeutic vaccines for cancer and infectious diseases. From September 1999 to May 2002, he served as the President and Chief Executive Officer of Genteric, Inc., a company engaged in non-viral gene delivery. Mr. Cleary received a B.S. in accounting from Rutgers University in 1971, and a certificate in international studies from Columbia University in 1973.

Dan W. Lufkin has served as a member of our Board of Directors since July 2003. He is also a co-founder and former Chairman of the investment banking firm, Donaldson, Lufkin & Jenrette, Inc. Mr. Lufkin currently serves as a consultant to and/or board member of a number of private companies and non-profit endeavors. Mr. Lufkin received a B.A. degree from Yale University and an M.B.A. from Harvard Business School.

Gerald Wagner, Ph.D. was appointed as a member of our Board of Directors in May 2005 and was our acting Chief Operating Officer from January 2006 until January 2007. He currently serves as a consultant to the Company. Since 2002, he has owned and operated Gerald Wagner Consulting LLC, an international consulting company specializing in international project management, technology and application consulting, and company assessments. Dr. Wagner serves as a board member for IntegraGen S.A, Evry, France. From March 1992 to September 2003, he was a Senior Vice President, Lab Testing Systems, at Bayer, Inc. Dr. Wagner received a Masters and Ph.D. in electro-mechanical design from Technical University, Darmstadt, Germany.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Company’s Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as are in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except Dr. Gulfo, the President and Chief Executive Officer of the Company and Gerald Wagner, Ph.D., the former acting Chief Operating Officer of the Company.

Information Regarding the Board of Directors and its Committees

The Company’s Board of Directors has an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership information for 2006 for each of these committees:

Name	Audit	Compensation	Nominating

Joseph V. Gulfo, M.D., M.B.A.
Breaux Castleman		X	X
Sidney Braginsky	X	X
George C. Chryssis		X
Martin D. Cleary	X		X
Dan W. Lufkin	X		X
Gerald Wagner, Ph.D.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The current members of our audit committee are Messrs. Braginsky, Lufkin and Cleary, each of whom we believe satisfies the independence requirements of Nasdaq and the Securities and Exchange Commission (the “SEC”). Mr. Cleary chairs this committee. We believe Mr. Cleary is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by Nasdaq. Our audit committee assists our Board in its oversight of:

•	the integrity of our financial statements;

•	our independent registered public accounting firm’s qualifications and independence; and

•	the performance of our independent auditors.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and overseeing their work. All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent auditors must be approved in advance by our audit committee.

The charter of our audit committee is attached hereto as Annex A.

Compensation Committee

The members of our compensation committee are Messrs. Castleman, Braginsky and Chryssis, each of whom we believe satisfies the independence requirements of Nasdaq and the SEC. Mr. Castleman chairs this committee. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

•	reviewing and recommending compensation of our executive officers;

•	administering our stock incentive plans; and

•	reviewing and recommending incentive compensation and equity plans.

A narrative description of our compensation committee’s processes and procedures for the consideration and determination of executive and director compensation is included in the compensation discussion and Analysis in this proxy statement. The charter of our compensation committee is attached hereto as Annex B.

Nominating and Governance Committee

The members of our nominating and governance committee are Messrs. Lufkin, Castleman and Cleary, each of whom we believe satisfies the independence requirements of Nasdaq and the SEC. Mr. Lufkin chairs this committee. Our nominating and governance committee:

•	identifies and recommends nominees for election to our Board of Directors;

•	develops and recommends our corporate governance principles; and

•	oversees the evaluation of our Board of Directors and management.

The nominating and governance committee has not adopted specific minimum criteria for director nominees. The committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the nominating and governance committee decides not to nominate a member for re-election, the nominating and governance committee first considers the appropriateness of the size of the Board. If the nominating and governance committee determines that the Board seat should be retained and a vacancy exists, the committee considers factors that it deems are in the best interests of the Company and its stockholders in identifying and evaluating a new nominee.

In identifying suitable candidates for nomination as a director, the nominating and governance committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the nominating and governance committee may take into consideration such factors as it deems appropriate, such as a nominee’s business and professional expertise and experiences, including particular experience in areas relevant to the Company’s business activities, concern for long-term interests of the stockholders, and personal integrity and judgment.

The nominating and governance committee will consider all bona fide candidates for election of the Board and will consider any stockholder nominations pursuant to the same criteria, provided those nominated are submitted pursuant to the process described in the Company’s Bylaws and applicable law and within the time periods set forth herein for receipt of stockholder proposals for the 2008 Annual Meeting of Stockholders. To date, the Company has not received any recommendations from stockholders for candidates for inclusion on the committee’s slate of nominees.

The charter of our nominating and governance committee is attached hereto as Annex C.

Meetings of the Board of Directors and Committees

The Board of Directors met five times during the last fiscal year, including once by conference call, and acted three times by unanimous written consent. All directors attended at least 75% of the meetings of the Board held during the period for which they were a director.

The audit committee met four times and acted once by unanimous written consent during the fiscal year, and the compensation committee met twice and acted twice by unanimous written consent during the fiscal year. The nominating and governance committee acted once by unanimous written consent during the fiscal year. All directors attended at least 75% of the meetings of the Board committees on which they served held during the period for which they were a committee member.

We do not maintain a policy regarding director attendance at the Annual Meeting of Stockholders. At the 2006 Annual Meeting of Stockholders, all of the directors were present.

Stockholder Communications with the Board of Directors

We do not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders of the Company may communicate directly with the Board of Directors in writing, addressed to:

Board of Directors
c/o Secretary
Electro-Optical Sciences, Inc.
3 West Main Street, Suite 201
Irvington, New York 10533

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board of Directors (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not relate to a personal grievance against the Company or an employee or to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Code of Business Conduct and Ethics

The Company has adopted Electro-Optical Sciences, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the Corporate Governance section of the Investor Relations section of the Company’s website at www.eosciences.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website at the location and address specified above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the audit committee deems appropriate, including the Company’s independent registered public accounting firm’s accountability to the Board and the audit committee. The audit committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. In addition, the audit committee discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The audit committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits. The audit committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The audit committee held four meetings during the fiscal year ended December 31, 2006.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The audit committee has also retained Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

AUDIT COMMITTEE

Sidney Braginsky
Dan W. Lufkin
Martin D. Cleary

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of Eisner LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Eisner LLP audited the Company’s financial statements in 2005 and 2006. Representatives of Eisner LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Eisner LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors, on behalf of the audit committee, is submitting the selection of Eisner LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Eisner LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Principal Accountant Fees

The following is a summary of the aggregate fees billed to the Company by Eisner LLP for professional services rendered during the fiscal years ended December 31, 2006 and December 31, 2005.

	Fiscal Year Ended December 31,
	2005	2006

Audit Fees	$402,156.00	$90,865.00
Audit-Related Fees	—	—
Tax Fees	$—	64,500.00
All Other Fees	$—	21,025.00
Total Fees	$402,156.00	176,390.00

Audit Fees.  In 2005 Audit Fees consisted of fees for professional services rendered for the audit of the Company’s financial statements as of December 31, 2004, 2003 and 2002, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings, including the Company’s Registration Statement on Form S-1 as filed with the SEC in 2005. In 2006 Audit Fees consisted of fees for the 2005 audit.

Audit-Related Fees.  During the years ended December 31, 2005 and December 31, 2006, Eisner LLP did not provide audit-related services to the Company.

Tax Fees.  During the year ended December 31, 2005, Eisner LLP did not provide tax services to the Company. The 2006 Tax Fees related to the preparation of the Company’s 2005 Federal and State income tax returns and associated estimated payments and applications for filing extensions and the undertaking of a study to analyze the amount and timing of the tax loss carryforwards.

All Other Fees.  During the fiscal year ended December 31, 2005, no fees were billed by Eisner LLP other than as set forth under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above. In 2006 all Other Fees related to work on Sarbanes-Oxley matters and the filing of an S-8 in July 2006 and an S-3 in December 2006 with the SEC.

Pre-Approval of Audit and Non-Audit Services

The services performed by Eisner LLP in 2006 were pre-approved by the audit committee. The audit committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm, except where such services are determined to be de minimis under the Securities Exchange Act of 1934, as amended, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm’s independence. The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

PROPOSAL 3

AMENDMENT TO 2003 STOCK INCENTIVE PLAN

The Board of Directors is proposing for stockholder approval an amendment to the Company’s 2003 Stock Incentive Plan (the 2003 Plan), which we refer to as the 2003 Plan Amendment and which is included as Annex D to this proxy statement. We have previously used the 2003 Plan as a means of attracting, retaining, motivating and rewarding directors, officers, other employees, scientific collaborators and consultants and further aligning their interests with those of our stockholders. Although no new options or other equity-based awards are currently issuable under the 2003 Plan, an increase in the number of shares authorized under the 2003 Plan is required in order to satisfy our contractual obligation in connection with an option granted on February 2, 2004 to our President and Chief Executive Officer, Dr. Gulfo.

The 2003 Plan Amendment would increase by 500,000 the aggregate number of shares of common stock that are available under the 2003 Plan to a total of 1,250,000 shares of common stock. On April 17, 2007, the compensation committee approved and adopted the 2003 Plan Amendment, subject to approval by the stockholders at the 2007 Annual Meeting. On April 17, 2007, the Board of Directors ratified the actions of the compensation committee and recommended that the stockholders approve the 2003 Plan Amendment. No options or other awards have been or are permitted to be granted under the 2003 Plan since the adoption of the 2005 Plan on May 24, 2005. The shares available under the 2003 Plan are, and will continue to be, available for issuance only pursuant to grants previously made under the 2003 Plan.

Vote Required.  The affirmative vote of the holders of a majority of our outstanding shares of common stock, present in person or represented by proxy at the annual meeting and entitled to vote, is required to approve the 2003 Plan Amendment. Unless otherwise indicated, properly executed proxies will be voted in favor of the Proposal 3 to approve the 2003 Plan Amendment.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

General

Our Board of Directors believes that our growth depends significantly upon the efforts of our officers and key employees and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in the Company. The Board of Directors is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based awards. The Board of Directors considers equity-based incentives an important component of its efforts to attract and retain talented individuals. In addition, the Board of Directors believes that option grants help us to attain our long-term goals by linking the compensation of key employees to stockholder returns.

In connection with this philosophy, when we retained our President and Chief Executive Officer, Dr. Gulfo, we granted him three separate stock options. The first two stock option grants for the purchase of a total of 81,753 shares of our common stock at an exercise price of $0.46 per share have fully vested. The number of shares of our common stock subject to the third stock option can only be calculated at the time of FDA Pre-Market Approval (PMA) of MelaFind®. The number of shares purchasable under this option at an exercise price of $0.46 per share is equal to that number of shares of common stock equal to four percent of our fully-diluted capital stock at the time of PMA approval of MelaFind® minus the number of shares of common stock underlying the other stock options granted to Dr. Gulfo, which is 81,573. This third stock option vests 50% at the time of PMA approval of MelaFind®, and the remaining 50% vests in four equal installments over the one-year period following such PMA approval of MelaFind®. Based on 15,612,705 shares outstanding (on a fully-diluted basis) as of December 31, 2006 and assuming such shares remain the total number of shares outstanding on the date we receive PMA approval of MelaFind®, the number of shares subject to this option would be 542,755. In the event we issue additional equity securities prior to the date of PMA approval of MelaFind®, the number of shares issuable pursuant to Dr. Gulfo’s third option would increase proportionately.

With 750,000 shares authorized under the 2003 Plan, and excluding Dr. Gulfo’s third option, awards have been granted with respect to 405,441 of such shares. Therefore there will not be enough shares authorized under the 2003 Plan upon Dr. Gulfo’s exercise of this option and it is necessary to increase the number of authorized shares under the 2003 Plan for this purpose. Accordingly, the compensation committee and our Board of Directors has determined that it is in the best interest of the Company to increase the total number of authorized shares under the 2003 Plan to 1,250,000, which the compensation committee believes is a sufficient number of shares based on management’s estimate of the timing of PMA approval of MelaFind®. Upon the vesting in full of Dr. Gulfo’s third option and the determination of the number of shares subject to such option, the number of shares available for issuance under the 2003 Plan shall automatically be reduced to the number of shares subject to all outstanding options granted under the 2003 Plan, including Dr. Gulfo’s options.

New Plan Benefits

No new options or other equity-based awards are or will be issuable under the 2003 Plan. See “Executive Compensation — Outstanding Equity Awards At 2006 Year-End and Grants of Plan-Based Awards for Fiscal Year 2006” for information regarding equity grants made to the executive officers and “Compensation of Directors — Director Compensation Table for 2006” for information regarding equity grants made to members of our Board of Directors.

Description of the Plan

The following summary of the 2003 Plan is qualified in its entirety by reference to the full text of the 2003 Plan, as proposed to be amended.

Administration.  The 2003 Plan is administered by the compensation committee of the Board of Directors. Subject to the terms of the plan, the compensation committee selected participants to receive awards, determined the types of awards and terms and conditions of awards, and interprets provisions of the plan.

Common Stock Reserved for Issuance under the Plan.  Seven hundred fifty-thousand (750,000) shares of the Company’s common stock have been authorized and reserved for issuance under the 2003 Plan prior to the adoption of the 2003 Plan Amendment. The common stock issued or to be issued under the 2003 Plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for issuance under the 2003 Plan.

Eligibility.  Awards were made under the 2003 Plan to employees, officers, directors and scientific collaborators of or consultants to the Company whose participation in the plan was determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the plan at any time and for any reason; provided, however, that no such action may adversely affect the rights of the holder of any outstanding award in a material way without the consent of the holder. The 2003 Plan shall terminate in any event ten years after its effective date. Any amendment which would increase the number of shares of common stock which may be issued under the plan or modify the class of persons eligible to receive awards under the plan are subject to the approval of the Company’s stockholders if and to the extent such approval is necessary or desirable to comply with applicable law or exchange or listing requirements.

Options.  The 2003 Plan permitted the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than the par value of the common stock, provided that the exercise price of an incentive stock option may not be less than fair market value on the date of grant. The fair market value is generally determined as the closing price of the common stock on The Nasdaq Stock Market, Inc. on the grant date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee determined at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee.

In general, an optionee may pay the exercise price of an option by cash, check, by tendering shares of common stock, or by means of a broker-assisted cashless exercise. However, executive officers and directors may not use the cashless exercise method unless they have obtained the express prior approval of the Company.

Upon termination of an option holder’s employment or service with the Company due to death or disability, any portion of an option held by the option holder which is not then exercisable shall thereupon terminate, and any portion of an option held by the option holder which is then exercisable shall remain exercisable for the lesser of one year following such termination of employment or service or until the expiration of the term of the option. Upon termination of an option holder’s employment or service with the Company for cause, any option held by the option holder shall immediately terminate and shall cease to be exercisable. If an option holder’s employment or service with the Company terminates for any other reason other than death, disability or cause, then any portion of an option which is not then exercisable shall thereupon terminate, and any portion of an option which is then exercisable shall remain exercisable for the lesser of 90 days following such termination or until the expiration of the term of the option.

Stock options granted under the 2003 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Stock Awards.  The compensation committee may have also made stock awards to eligible personnel upon such terms and conditions as the committee deemed appropriate. A stock award may take the form of the issuance and transfer to the recipient of shares of common stock or a grant of stock units representing a right to receive shares of common stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

The purchase price payable for shares of common stock transferred pursuant to a stock award must be at least equal to their par value, unless other lawful consideration is received by the Company for the issuance of the shares or treasury shares are delivered in connection with the award.

Unless otherwise determined by the compensation committee, (i) the recipient of a stock award will be entitled to receive dividend payments, if any (or, in the case of an award of stock units, dividend equivalent payments), on or with respect to the shares that remain covered by the award (which the committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying award), (ii) the recipient of a non-vested stock award may exercise voting rights if and to the extent that shares of common stock have been issued to him pursuant to the award, and (iii) the recipient will have no other rights as a stockholder with respect to such shares unless and until the shares are issued to him free of all conditions and restrictions under the plan.

Unless the compensation committee determined otherwise, a non-vested stock award will be forfeited upon the termination of the recipient’s employment or other service with the Company.

Unless and until all applicable vesting conditions are satisfied and vested shares are issued, neither the stock award nor any shares of common stock issued pursuant to the award may be sold, transferred, pledged or assigned other than to the Company in accordance with the terms of the award or the plan.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2003 Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  Proportionate adjustments in outstanding awards and the number of shares available for issuance under the 2003 Plan, including the individual limitations on awards, will be made to reflect common stock dividends, stock splits and other similar events.

Federal Income Tax Consequences

The following discussion is a general summary of the principal federal income tax consequences under current law relating to award granted under the 2003 Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee does not dispose of the shares of common stock within least two years after the date of grant nor within one year after the date of exercise (holding period requirement). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. The ex-spouse will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Dividend payments on restricted stock are treated as compensation income unless the grantee has made a Section 83(b) election.

Unrestricted Stock.  A grantee who is awarded unrestricted shares will recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares of common stock. The Company will generally be allowed a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code.

Internal Revenue Code Sections 409A and 280G

Section 409A of the Internal Revenue Code provides that deferred compensation that is not structured to satisfy Section 409A and that is not subject to a substantial risk of forfeiture may result in current federal income taxation, an additional tax of 20% of the compensation required to be included in income and interest for any underpayment of tax at the ordinary underpayment rate plus one percentage point for any period during which taxation of the compensation has been deferred. Stock options granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant are generally exempt from the application of Section 409A. In addition, Section 280G of the Internal Revenue Code provides that to the extent that payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax on the employee and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

PROPOSAL 4

AMENDMENT TO 2005 STOCK INCENTIVE PLAN

The Board of Directors is proposing for stockholder ratification an amendment to the Company’s 2005 Stock Incentive Plan (the 2005 Plan), which we refer to as the 2005 Plan Amendment and which is included as Annex E to this proxy statement. We use the 2005 Plan as a means of attracting, retaining, motivating and rewarding directors, officers, other employees, scientific collaborators and consultants and further aligning their interests with those of our stockholders.

The compensation committee of our Board of Directors determined that, for administrative efficiency and clarity, the 2005 Plan should be amended to replace the formulaic provision for calculating the aggregate number of shares authorized under the 2005 Plan with 1,724,028, the actual number of shares issuable under such plan derived from the original formula. On April 17, 2007, the compensation committee adopted the 2005 Plan Amendment, subject to approval by the stockholders at the 2007 Annual Meeting. On April 17, 2007, the Board of Directors ratified the actions of the compensation committee and recommended that the stockholders ratify the 2005 Plan Amendment. The 2005 Plan Amendment does not change the maximum number of shares issuable under the 2005 Plan as currently in effect.

Vote Required.  Neither the 2005 Plan nor the Company’s Bylaws require the affirmative vote of the holders of a majority of votes represented by our outstanding shares of common stock, present in person or represented by proxy at the annual meeting and entitled to vote, to approve the 2005 Plan Amendment. However, the Board of Directors, on behalf of the compensation committee, is submitting the 2005 Plan Amendment to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the amendment, the compensation committee will reconsider whether or not to adopt the 2005 Plan Amendment.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify 2005 Plan Amendment. Unless otherwise indicated, properly executed proxies will be voted in favor of the Proposal 4 to ratify the 2005 Plan Amendment.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

General

Our Board of Directors believes that our growth depends significantly upon the efforts of our officers and key employees and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in the Company. The Board of Directors is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based awards. The Board of Directors considers equity-based incentives an important component of its efforts to attract and retain talented individuals. In addition, the Board of Directors believes that option grants help us to attain our long-term goals by linking the compensation of key employees to stockholder returns.

Our Board of Directors determined that, for administrative efficiency and clarity, the 2005 Plan should be amended to replace the formulaic provision for calculating the aggregate number of shares authorized under the 2005 Plan with 1,724,028, the actual number of shares issuable under such plan derived from the original formula. The 2005 Plan Amendment does not change the maximum number of shares issuable under the 2005 Plan as currently in effect.

New Plan Benefits

As the 2005 Plan is being amended only to specify numerically rather than by formula the total number of authorized shares, there are no new plan benefits to be disclosed.

Description of the Plan

The following summary of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, as proposed to be amended.

Administration.  The 2005 Plan is administered by the compensation committee of the Board of Directors. Subject to the terms of the plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan.  One million seven hundred twenty-four thousand twenty-eight (1,724,028) shares of the Company’s common stock have been authorized and reserved for issuance under the 2005 Plan. Pursuant to the 2005 Plan as originally adopted, the number of shares of common stock authorized and reserved for issuance was 1,000,000. The number of shares of common stock authorized and reserved for issuance under the 2005 Plan increased to 1,724,028 in accordance with the formula set forth therein. The common stock issued or to be issued under the 2005 Plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2005 Plan.

Eligibility.  Awards may be made under the 2005 Plan to employees, officers, directors and scientific collaborators of or consultants to the Company whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the plan at any time and for any reason; provided, however, that no such action may adversely affect the rights of the holder of any outstanding award in a material way without the consent of the holder. The 2005 Plan shall terminate in any event ten years after its effective date. Any amendment which would increase the number of shares of common stock which may be issued under the plan or modify the class of persons eligible to receive awards under the plan are subject to the approval of the Company’s stockholders if and to the extent such approval is necessary or desirable to comply with applicable law or exchange or listing requirements.

Options.  The 2005 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option is granted at fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on The Nasdaq Stock Market, Inc. on the grant date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee.

In general, an optionee may pay the exercise price of an option by cash, check, by tendering shares of common stock, or by means of a broker-assisted cashless exercise. However, executive officers and directors may not use the cashless exercise method unless they have obtained the express prior approval of the Company.

Upon termination of an option holder’s employment or service with the Company due to death or disability, any portion of an option held by the option holder which not then exercisable shall thereupon terminate, and any portion of an option held by the option holder which is then exercisable shall remain exercisable for the lesser of one year following such termination of employment or service or until the expiration of the term of the option. Upon termination of an option holder’s employment or service with the Company for cause, any option held by the option holder shall immediately terminate and shall cease to be exercisable. If an option holder’s employment or service with the Company terminates for any other reason other than death, disability or cause, then any portion of an option which is not then exercisable shall thereupon terminate, and any portion of an option which is then exercisable shall remain exercisable for the lesser of 90 days following such termination or until the expiration of the term of the option.

Stock options granted under the 2005 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Stock Awards.  The compensation committee may also award stock awards to eligible personnel upon such terms and conditions as the committee deems appropriate. A stock award may take the form of the issuance and transfer to the recipient of shares of common stock or a grant of stock units representing a right to receive shares of common stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

The purchase price payable for shares of common stock transferred pursuant to a stock award must be at least equal to their fair market value on the date of grant.

Unless otherwise determined by the compensation committee, (i) the recipient of a stock award will be entitled to receive dividend payments, if any (or, in the case of an award of stock units, dividend equivalent payments), on or with respect to the shares that remain covered by the award (which the committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying award), (ii) the recipient of a non-vested stock award may exercise voting rights if and to the extent that shares of common stock have been issued to him pursuant to the award, and (iii) the recipient will have no other rights as a stockholder with respect to such shares unless and until the shares are issued to him free of all conditions and restrictions under the plan.

Unless the compensation committee determines otherwise, a non-vested stock award will be forfeited upon the termination of the recipient’s employment or other service with the Company.

Unless and until all applicable vesting conditions are satisfied and vested shares are issued, neither the stock award nor any shares of common stock issued pursuant to the award may be sold, transferred, pledged or assigned other than to the Company in accordance with the terms of the award or the plan.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2005 Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  Proportionate adjustments in outstanding awards and the number of shares available for issuance under the 2005 Plan, including the individual limitations on awards, will be made to reflect common stock dividends, stock splits and other similar events.

Federal Income Tax Consequences

The following discussion is a general summary of the principal federal income tax consequences under current law relating to award granted under the 2003 Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee does not dispose of the shares of common stock within least two years after the date of grant nor within one year after the date of exercise (holding period requirement). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. The ex-spouse will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Dividend payments on restricted stock are treated as compensation income unless the grantee has made a Section 83(b) election.

Unrestricted Stock.  A grantee who is awarded unrestricted shares will recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares of common stock. The Company will generally be allowed a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code.

Internal Revenue Code Sections 409A and 280G

Section 409A of the Internal Revenue Code provides that deferred compensation that is not structured to satisfy Section 409A and that is not subject to a substantial risk of forfeiture may result in current federal income taxation, an additional tax of 20% of the compensation required to be included in income and interest for any underpayment of tax at the ordinary underpayment rate plus one percentage point for any period during which taxation of the compensation has been deferred. Stock options granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant are generally exempt from the application of Section 409A. In addition, Section 280G of the Internal Revenue Code provides that to the extent that payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax on the employee and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2007 (except as noted) by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
	Number of Shares
	of Common Stock	Percentage of Shares
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned

Named Executive Officers
Joseph V. Gulfo, M.D.	82,353	*
Richard I. Steinhart	56,000	*
Jon I. Klippel	45,000	*
Christiano Butler	2,000	*
Karen Krumeich(2)	60,000	*
William Bronner(3)	83,385	*
Directors
Breaux Castleman	103,238	*
Sidney Braginsky(4)	61,500	*
George C. Chryssis	35,000	*
Martin Cleary	5,000	*
Dan W. Lufkin(5)	571,119	3.91%
Gerald Wagner, Ph.D.	170,500	1.17%
All directors and named executive officers as a group (all 12 persons)	1,275,095	8.74%
Holders of more than 5%
FMR Corp.(6)	1,210,526	8.29%
Manulife Financial Corporation(7)	1,249,832	8.56%
Phronesis Partners, LLC(8)	790,000	5.41%
Caremi Partners, Ltd.(9)	929,460	6.37%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,593,451 shares outstanding on February 28, 2007, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Electro-Optical Sciences, at the address on the first page of this proxy statement.

(2)	Ms. Krumeich resigned as Vice President and Chief Financial Officer effective April 24, 2006.

(3)	Includes an option for 7,500 shares which expired on March 1, 2007. Mr. Bronner resigned as Vice President, Legal Counsel and Compliance, and Secretary effective November 30, 2006.

(4)	Includes 51,500 shares of common stock held by Double D Venture Fund, LLC, an investment fund with which Mr. Braginsky is affiliated. Mr. Braginsky expressly disclaims ownership of these shares except to the extent of his pecuniary interest in Double D Venture Fund, LLC.

(5)	Includes 252,257 shares of common stock held by trusts the beneficiaries of which are family members of Mr. Lufkin. Mr. Lufkin expressly disclaims ownership of the shares held by these trusts.

(6)	Based solely on information contained in a Schedule 13G jointly filed by FMR Corp. (“FMR”) and its indirect, wholly-owned subsidiary, Fidelity Management and Research (“Fidelity”) on February 14, 2007, Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 1,210,526 shares of common stock owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Board of Trustees. Fidelity is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

(7)	Based solely on information contained in a Schedule 13G jointly filed by Manulife Financial Corporation (“MFC”) and MFC’s indirect, wholly-owned subsidiaries, John Hancock Advisers LLC (“JHA”) and MFC Global Investment Management (U.S.), LLC (“MFC Global”) on February 8, 2007. MFC Global has sole voting and sole dispositive power over 47,964 shares of common stock. MFC Global has shared voting and shared dispositive power over 1,201,868 shares of common stock. JHA has shared voting and shared dispositive power over the shares of common stock it owns. JHA and MFC Global are investment advisers registered under the Investment Advisers Act.

(8)	Based solely on information contained in a Schedule 13G jointly filed by Phronesis Partners, LLC (“Phronesis”) and James Wiggins on November 9, 2006. Phronesis and James Wiggins each has sole voting power over 790,000 shares of common stock and shared dispositive power over 790,000 shares of common stock. James Wiggins disclaims beneficial ownership except to the extent of his pecuniary interest in the 790,000 shares of common stock.

(9)	Based solely on information contained in a Schedule 13G filed jointly by Caremi Partners, Ltd. (“Caremi”) and S. Donald Sussman, the controlling person of Caremi, on February 15, 2006. Caremi and Mr. Sussman have shared voting power over 929,460 shares of common stock owned by Caremi and shared dispositive power over 929,460 shares of common stock owned by Caremi.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers, their ages and their positions as of February 28, 2007, are as follows:

Name	Age	Position

Joseph V. Gulfo, M.D., M.B.A.	43	Director, President and Chief Executive Officer
Richard I. Steinhart	49	Vice President, Finance, Chief Financial Officer, Treasurer, and Secretary
Jon I. Klippel	52	Vice President, Marketing and Sales
Christiano Butler	49	Vice President, Technical Support

Joseph V. Gulfo, M.D., M.B.A. has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2004. From May 1999 to November 2003, he served as Chairman, Chief Executive Officer and President of Antigen Express, Inc., a development-stage company developing immunodiagnostics and therapeutics for cancer. Dr. Gulfo serves as a director of ProCertus BioPharm, Inc., a privately-held company. Dr. Gulfo received a B.S. in biology from Seton Hall University, an M.D. from the University of Medicine and Dentistry of New Jersey and an M.B.A. in finance from Seton Hall University.

Richard I. Steinhart has served as our Vice President, Finance and Chief Financial Officer and Treasurer since April 2006 and as our Secretary since November 2006. From May 1992 until joining the Company Mr. Steinhart was a Managing Director of Forest Street Capital/SAE Ventures, a boutique investment banking, venture capital, and management consulting firm focused on healthcare and technology companies. Prior to Forest Street Capital/SAE Ventures, he was Vice President and Chief Financial Officer of Emisphere Technologies, Inc. Mr. Steinhart’s other experience includes seven years at CW Group, Inc., a venture capital firm focused on medical technology and biopharmaceutical companies, where he was a General Partner and Chief Financial Officer. Mr. Steinhart serves on the Board of Manhattan Pharmaceuticals, Inc., an AMEX-listed biopharmaceutical company and is Chairman of its Audit Committee. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. He holds B.B.A. and M.B.A degrees from Pace University and is a Certified Public Accountant.

Jon I. Klippel has served as our Vice President, Marketing and Sales since December 2004. From April 2004 to November 2004, he was a marketing and sales consultant. From January 2003 to March 2004, he served as Senior Marketing Manager of PDI, Inc., a publicly-traded company offering outsourced marketing, sales and sale support services to biopharmaceutical and medical device companies. From February 2002 to December 2002, he was a marketing and sales consultant. From July 2000 to February 2002, he served as Director of Marketing and Business Development at National Imaging Associates, Inc., a privately-held diagnostic imaging management company. Mr. Klippel received a B.A. in political science from Albright College and an M.B.A. from Rutgers University Graduate School of Business.

Christiano Butler began serving as Vice President of Technical Support in June 2006. Mr. Butler brings more than 20 years of experience in the medical device industry in areas of product support and operations management engineering. From August 1985 until joining the company, Mr. Butler worked at Bayer

HealthCare in a series of positions with increasing responsibility. Most recently he served as Manager for Global Service and Support. Mr. Butler received a B.S. from the S.U.N.Y Regents College Program.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships between our directors and executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

The principal goals of our compensation philosophy are: one, to attract, motivate and retain highly talented individuals at all levels of our organization, and, two, to align our employees’ incentives with the long-term interests of our stockholders.

At this stage in our growth, our principal business objective is to obtain PMA approval of our flagship product, MelaFind®. Achievement of this objective requires that we closely monitor our expenses, including compensation expenses. Accordingly, we seek to target our cash compensation levels at or below market and pay a significant portion of total compensation in the form of stock options.

If our pivotal trials and FDA approval process proceeds as expected we currently anticipate receiving FDA approval of MelaFind® in mid-2008. As we move towards achievement of this critical milestone, we expect to re-evaluate our compensation philosophy and establish additional performance milestones appropriate for our overall business strategy.

At the senior levels, we have developed a compensation package that includes both cash, in the form of base pay with discretionary bonus, and long-term incentive compensation in the form of stock options. Because of our need to conserve cash, we target the cash portion of our compensation package below market levels. However, we seek to set our level of stock option awards in line with industry comparables. All of our stock option grants are tied to either length of service or to the achievement of certain performance-based milestones, the most significant goal of which is approval of MelaFind® by the FDA. At lower levels, our compensation plan design is similar with employees paid a base salary and long-term incentive compensation in the form of stock options. However, lower level employees have a much smaller percentage of their overall compensation tied directly to long-term incentive compensation. As is the case with our senior executives, all employees are awarded stock options that vest with either length of service or the attainment of specific performance-based milestones.

To assist us in evaluating overall compensation during 2006 and for future compensation planning, we engaged A.G. Ferguson & Associates, Inc. (AGF), a consulting firm with more that 25 years of experience in executive compensation consulting, to review our senior level compensation policies. In performing their study, AGF analyzed a peer group of twenty-three publicly-held companies, as well as industry specific data from the 2006 Compensation and Entrepreneurship Report in Life Sciences (a survey of 170 private companies in the life sciences, including approximately 80 medical device companies) and general compensation data from the Economic Research Institute.

In our view, the overall results of AGF’s review validated our existing policy. The peer group analysis indicated that average total cash compensation paid to our top five named executives was significantly below market cash pay ranges and that the stock option grants used for long term incentive compensation were in line with market ranges for our peer group.

AGF also indicated to us that we should consider adopting a more formal management incentive program for our named executives. They suggested that this program should include yearly cash bonus targets based on attaining specific milestones, and they also suggested that we consider the use of restricted stock awards, which would reduce the overall stock dilution caused by our stock option program. We will consider these recommendations as we plan future compensation packages.

SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 2006

					Non-Equity
			Option		Incentive Plan	All Other
		Salary	Awards		Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)		($)	($)	($)

Joseph V. Gulfo, M.D., M.B.A.	2006	216,115			50,000	43,800(1)	296,715
President and Chief Executive Officer
Richard I. Steinhart	2006	138,125	325,000	(2)			463,125
Vice President Finance, Chief Financial Officer, Secretary and Treasurer
Karen Krumeich	2006	139,058					139,058
Former Vice President Finance, Chief Financial Officer
Jon. I. Klippel	2006	139,373	19,900	(2)	10,000		169,273
Vice President Marketing and Sales
William Bronner	2006	161,846	29,850	(2)		3,355	195,051
Former Vice President, Legal Counsel and Compliance and Secretary
Christiano Butler	2006	83,125	170,000	(2)			253,125
Vice President Technical Support
(1) Travel Allowance		37,200
401(K) Contribution		6,600

Total		43,800

(1)	This amount consists of company matching contributions made under our 401(k) plan of $6,600 and reimbursement of travel and lodging expense of $37,200.

(2)	For Black-Scholes valuation model see Note 8 to Financial Statements in our 2006 Annual Report on Form 10-K.

Overall Compensation

President and Chief Executive Officer, Joseph V. Gulfo, M.D., M.B.A.

On January 5, 2004, we entered into an employment agreement with Dr. Joseph V. Gulfo, our President and Chief Executive Officer. The employment agreement provides Dr. Gulfo with an annual base salary of $175,000, subject to periodic review by our Board of Directors, and yearly bonuses at the discretion of our Board of Directors. In 2005, our Board of Directors deferred any decision regarding Dr. Gulfo’s base salary and bonus awards until after completion of our initial public offering. In 2006, based upon the completion of our initial public offering, significant technical progress in the development of MelaFind® and a number of subjective factors, our Board of Directors decided to increase Dr. Gulfo’s base salary to $235,000 and award him a bonus of $50,000.

Dr. Gulfo’s employment agreement also provides for three separate grants of stock options. The first two stock option grants for the purchase of a total of 81,753 shares of our common stock at an exercise price of $0.46 per share have fully vested. The number of shares of our common stock subject to the third stock option can only be calculated at the time of PMA approval of MelaFind®. The number of shares purchasable under this option at an exercise price of $0.46 per share is equal to that number of shares of common stock equal to four percent of our fully-diluted capital stock at the time of PMA approval of MelaFind® minus the number of shares of common stock underlying the other stock options granted to Dr. Gulfo under the employment agreement, which is 81,573. Based on 15,612,705 shares outstanding (on a fully-diluted basis) as of

December 31, 2006 and assuming such shares remain the total number of shares outstanding on the date we receive PMA approval of MelaFind®, the number of shares subject to this option is 542,755. This third stock option vests 50% at the time of PMA approval of MelaFind®, and the remaining 50% vests in four equal installments over the one year period following such PMA approval of MelaFind®.

Based on its review of the AGF report and its own internal analysis, the Compensation Committee of our Board of Directors has concluded that Dr. Gulfo’s total compensation was appropriate for 2006.

Vice President Finance, and Chief Financial Officer, Secretary and Treasurer Richard Steinhart

Our Vice President and Chief Financial Officer, Secretary and Treasurer Richard Steinhart, joined us in April of 2006. Mr. Steinhart earned a salary of $138,125 in 2006. Mr. Steinhart’s compensation, including base salary and stock option package, was detailed in a letter agreement with Mr. Steinhart dated April 24, 2006. Pursuant to that letter, Mr. Steinhart received a base salary of $195,000 and a stock option grant for the purchase of 100,000 shares of common stock at an exercise price of $5.82. In accordance with our policy, these options were priced on the date of grant as determined by the Compensation Committee of our Board of Directors. As is consistent throughout our executive ranks, Mr. Steinhart’s options vest both over time and with the attainment of several corporate-wide milestones. In our letter agreement with Mr. Steinhart, we agreed that if we completed a corporate fundraising with gross proceeds of more than $10 million, 40,000 options would vest and Mr. Steinhart would be entitled to a salary review. This milestone was met when we completed our November 3, 2006 financing and raised approximately $13.2 million in gross proceeds. Mr. Steinhart received no cash bonus and his salary was not reviewed in 2006. However, 40,000 of Mr. Steinhart’s options were vested in 2006 along with 8,000 that were vested in accordance with time-based criteria.

We also considered a number of subjective factors in considering Mr. Steinhart’s overall compensation, including his prior business experience and overall company performance.

Based on review of the AGF report and its own internal analysis, the Compensation Committee of our Board of Directors concluded that Mr. Steinhart’s pay package was appropriate for 2006.

Former Vice President and Chief Financial Officer, Karen Krumeich

Ms. Krumeich resigned as our Vice President and Chief Financial Officer effective April 24, 2006. Ms. Krumeich was being paid a base annual salary of $165,000 and was given six months severance following her resignation. Her total cash earnings in 2006 were $139,058.

Ms. Karen Krumeich had received a 5-year 60,000 share option grant when she joined the Company in December 2004. These $0.46 options vested at the time of our initial public offering, and Ms. Krumeich exercised these options following her departure from the Company, but within the 90-day limit following employment imposed by our 2003 Plan.

Because of Ms. Krumeich’s resignation, our compensation consultant did not review her compensation arrangements. However, based on many factors the Compensation Committee of the Board of Directors concluded that Ms. Krumeich’s pay package was appropriate for 2006.

Former, Vice President, Legal Counsel and Compliance, and Secretary Mr. William Bronner

Mr. Bronner resigned as our Vice President, Legal Counsel and Compliance, and Secretary effective November 30, 2006. Mr. Bronner earned a salary of $111,846 in 2006, and as payment for all unused vacation and other personal time he earned while working for the Company we paid him $50,000 in January 2007. As a result, Mr. Bronner had total earnings in 2006 of $161,846. In addition, we agreed to a 13-month consulting contract with Mr. Bronner beginning December 2006 and continuing through December 2007 for $4,166.67 per month.

During 2006 Mr. Bronner was granted 7,500 stock options at $7.08 per share. Pursuant to his resignation agreement, all of Mr. Bronner’s options vested in full. In addition to his 2006 grant, Mr. Bronner had the following option grants:

February 19, 2002	1,875 shares at $1.00
January 15, 2003	32,160 shares at $1.00
February 2, 2004	17,000 shares at $0.46
December 17, 2004	20,000 shares at $0.46

Mr. Bronner exercised all of his 2002, 2003, and 2004 options, totaling 71,035 shares in January 2007.

Because of Mr. Bronner’s resignation, our compensation consultant did not review his compensation arrangements. However, based on many factors the Compensation Committee of the Board of Directors concluded that Mr. Bronner’s pay package was appropriate for 2006.

Vice President of Technical Support, Mr. Christiano Butler

Our Vice President of Technical Support, Mr. Christiano Butler’s cash compensation in 2006 was $83,123. Mr. Butler’s compensation, including base salary and stock option package, was detailed in a letter agreement with the Company dated May 30, 2006. In that letter Mr. Butler received a base salary of $140,000 and a stock option grant consisting of 40,000 shares of common stock at an exercise price of $7.60 per share. In accordance with our policy, these options were priced on the date of grant as determined by the Compensation Committee. As is consistent throughout our executive ranks, Mr. Butler’s options vest both over time and with the attainment of several corporate-wide milestones. Two-thousand of Mr. Butler’s time-based options vested during 2006. Mr. Butler’s compensation arrangements follow the pattern of our other executives, his cash compensation is below our peer group of companies, but his long-term incentive compensation is consistent with comparable jobs at our peer group of companies.

We also considered a number of subjective factors in considering Butler’s overall compensation including his prior business experience and the overall performance of the Company.

Based on its own internal analysis, the Compensation Committee of the Board of Directors concluded that Mr. Butler’s pay package was appropriate for 2006.

Vice President of Marketing and Sales, Jon Klippel

Our Vice President of Marketing and Sales, Jon Klippel, was paid $149,373 in 2006. His base salary at the end of 2006 was $140,000, and during the year he received a $5,000 raise and a $10,000 discretionary bonus. In addition, Mr. Klippel received 5,000 milestone-based options during 2006. AGF reported to us that Mr. Klippel’s salary also followed the Company’s executive compensation pattern of cash remuneration that ranked below our industry peer group but included adequate long-term compensation in the form of stock options.

Mr. Klippel has been awarded two separate stock option grants. In December of 2004, he received a 5-year stock option grant totaling 45,000 shares. These options priced at $0.46 per share were all vested at the Company’s initial public offering. In addition Mr. Klippel was awarded an additional 5-year 5,000 share grant in May of 2006, exercisable at $7.08 per share. AGF reported that these two grants put Mr. Klippel’s long-term compensation on par with other marketing and sales executives in our peer group. Mr. Klippel did not exercise any stock options in 2006.

We considered the quality of Mr. Klippel’s work over the last year in connection with our pre-marketing plans and our reimbursement strategy and his prior business experience to evaluate his 2006 compensation.

Based on own internal analysis, the Compensation Committee of our Board of Directors concluded that Mr. Klippel’s pay package was appropriate for 2006.

Components of Executive Compensation

We have historically applied a structure where a significant portion of our executive compensation comes in the form of long-term incentive compensation. While the allocation varies, in general our executive officers have a far greater percentage of their compensation in the form of long-term compensation than our lower level employees. However, we firmly believe that all employees should have an equity ownership position. We believe this is a strong motivator and an important component of our overall compensation strategy. In our view, the approach we have taken was confirmed by the work AGF did for the Compensation Committee of our Board of Directors.

Base Salaries

The base salary is the guaranteed portion of our employee’s annual cash compensation. The base salary reflects our employees’ experience, skill set, and the market value of that experience and skill set. When setting an employee’s base salary we also consider such employee’s prior year’s accomplishments.

Bonuses

We do not have a formalized bonus program and as such have only paid limited discretionary bonuses. Our compensation consultant, AGF, has recommended that we initiate a more formal management incentive program, and our Board of Directors and Compensation Committee are currently evaluating the establishment of an appropriate program; however, no decision has been reached.

Equity Compensation

The only form of equity compensation we currently award employees consists of stock options, both qualified and non-qualified. All of the options have been granted out of our three stock option plans: our 1996 Plan, 2003 Stock Plan, and 2005 Plan. Since January 1, 2005, our 2005 Plan is the only plan under which we are granting awards. These plans allow our Board of Directors to grant incentives to employees, directors, consultants and collaborating scientists in the form of qualified and non-qualified stock options and restricted stock awards. We have used this form of compensation because of the expectations of our employees that in a company such as ours they would be given the opportunity to own equity. In our industry, option grants have been traditionally the most widely-used form to convey equity ownership.

Stock awards under our 2005 Plan are granted at prices which are no less than the market value of the stock on the date of the grant as determined by the Compensation Committee of the Board of Directors. New employees who get options as part of their employment agreement have those options priced at the closing price of our stock on the date of grant, also as determined by the Compensation Committee of the Board of Directors. Options granted under the 2005 Plan historically have been time-based or performance-based options, and vesting varies accordingly. Options under this plan expire five years from the date of grant.

Effective January 1, 2006, the Company began recording compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004). Under this method, the Company must recognize a compensation charge related to all stock option awards granted on or subsequent to January 1, 2006. This charge is based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. A compensation charge is recorded when it is probable that performance or service conditions will be satisfied. The probability of vesting is updated at each reporting period and compensation is adjusted via a cumulative catch-up adjustment or prospectively depending upon the nature of the change. Despite the fact that this new accounting provision makes accounting for stock options less attractive to the Company, we have continued to use this approach because we believe it is the most cash-efficient way for the Company to convey equity ownership to our employees.

Our executive compensation consultant, AGF, has recommended that we consider the use of restricted stock awards for our senior executives. While the use of restricted stock would reduce the total number of shares we issue and lower potential dilution to our shareholders, this method may not be attractive because of potential tax consequences to our employees. Our Board of Directors and its Compensation Committee are in the process of evaluating the use of restricted stock awards for future years.

GRANTS OF PLAN BASED AWARDS FOR YEAR ENDED DECEMBER 31, 2006

		All Other
		Options Awards:
		Number of Securities	Exercise or Base
		Underlying Options	Price of Option
Name and Principal Position	Grant Date	(#)	($)

Joseph V. Gulfo, M.D., M.B.A.
President and Chief Executive Officer
Richard I. Steinhart	4/22/06	100,000	5.82
Vice President Finance, Chief Financial Officer, Secretary and Treasurer
Karen Krumeich
Former Vice President Finance, Chief Financial Officer
Jon. I. Klippel	5/22/06	5,000	7.08
Vice President Marketing and Sales
William Bronner	5/22/06	7,500	7.08
Former Vice President, Legal Counsel and Compliance and Secretary
Christiano Butler	5/30/06	40,000	7.60
Vice President, Technical Support

OUTSTANDING EQUITY AWARDS AT 2006 YEAR-END

					Equity
					Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised /		Option
	Options that are		Options that are		Unearned		Exercise	Option
	Exercisable		Unexercisable		Options		Price	Expiration
Name and Principal Position	(#)		(#)		(#)		($)	Date

Joseph V. Gulfo, M.D., M.B.A.	81,753	(1)					.46	2/22/09
President and Chief					542,755	(1)	.46	2/22/09
Executive Officer
Richard I. Steinhart	48,000		52,000	(2)			5.82	4/24/11
Vice President Finance, Chief Financial Officer, Secretary and Treasurer
Karen Krumeich
Former Vice President Finance Chief Financial Officer
Jon. I. Klippel	45,000						.46	12/17/09
Vice President			5,000	(3)			7.08	5/22/11
Marketing and Sales
William Bronner	7,500	(4)					7.08	5/22/11
Former Vice President,	1,875						1.00	2/19/12
Legal Counsel and	17,000						.46	2/2/09
Compliance	20,000						.46	12/17/09
and Secretary	32,160						1.00	1/15/13
Christiano Butler	2,000		38,000	(5)			7.60	5/30/11
Vice President Technical Support

(1)	Dr. Gulfo’s employment agreement provides for three separate grants of stock options. The first two stock option grants for the purchase of a total of 81,753 shares of our common stock at an exercise price of $0.46 per share have fully vested. The number of shares of our common stock subject to the third stock option can only be calculated at the time of PMA approval of MelaFind®. The number of shares purchasable under this option at an exercise price of $0.46 per share is equal to that number of shares of common stock equal to four percent of our fully-diluted capital stock at the time of PMA approval of MelaFind® minus the number of shares of common stock underlying the other stock options granted to Dr. Gulfo under the employment agreement, which is 81,573. Based on 15,612,705 shares outstanding (on a fully-diluted basis) as of December 31, 2006 and assuming such shares remain the total number of shares outstanding on the date we receive PMA approval of MelaFind®, the number of shares subject to this option is 542,755. This third stock option grant vests 50% at the time of PMA approval of MelaFind®, and the remaining 50% vests in four equal installments over the one year period following such PMA approval of MelaFind®.

(2)	Mr. Steinhart’s option vests on service (8,000 shares vest yearly on April 24, 2007, April 24, 2008, April 24, 2009, and April 24, 2010) and at the time of PMA approval of MelaFind® (20,000 shares).

(3)	Mr. Klippel’s 5,000 share option vests 50% at the time of first commercial sale of MelaFind® and 50% upon achievement of profitability by the Company.

(4)	This option grant of Mr. Bronner was unexercised and expired March 1, 2007.

(5)	Mr. Butler’s option vests on service (2,000 shares vest yearly on May 29, 2007, May 29, 2008, May 29, 2009 and May 29, 2010), 15,000 shares vest at the time of completion of the pivotal trial of MelaFind® and 15,000 shares vest at the time of PMA approval of MelaFind®.

OPTION EXERCISE AND VESTED STOCK OPTION AWARDS FOR 2006

	Number of
	Shares	Value
	Acquired on	Realized on
	Exercise	Exercise
Name and Principal Position	(#)	($)

Joseph V. Gulfo, M.D., M.B.A.
President and Chief Executive Officer
Richard I. Steinhart
Vice President Finance, Chief Financial Officer, Secretary and Treasurer
Karen Krumeich	60,000(1)	306,000
Former Vice President Finance, Chief Financial Officer
Jon. I. Klippel
Vice President Marketing and Sales
William Bronner	(2)
Former Vice President, Legal Counsel and Compliance and Secretary
Christiano Butler
Vice President, Technical Support

(1)	Ms. Krumeich exercised these $0.46 options following her departure from the Company, but within the 90 day limit following employment imposed by the 2003 Plan.

(2)	In January 2007, Mr. Bronner acquired 71,035 shares on exercise of options that were priced at both $0.46 and $1.00 per share. The value realized upon exercise of these options was $441,217. Mr. Bronner exercised these options following his departure from the Company, but within the 90 day limit following employment imposed by the 1996 and 2003 Plans.

Severance Benefits

Dr. Gulfo and Mr. Steinhart are the two current senior executives whose employment agreements include provisions for severance benefits payable by the Company. In Dr. Gulfo’s case, if he is terminated without cause he is entitled to his then current monthly salary for a period of 15 months and, if Dr. Gulfo is then covered by health insurance provided by us, the cost to Dr. Gulfo of COBRA coverage for 15 months. If we elect not to renew Dr. Gulfo’s employment agreement, Dr. Gulfo is entitled to an amount equal to his then current base salary for nine months and, if Dr. Gulfo is covered by our health insurance policy at such time, the cost of COBRA for nine months (subject to reduction to the extent Dr. Gulfo received comparable benefits from a subsequent employer during such nine-month period). Dr. Gulfo’s severance period may be extended for an additional 12 months in the event we elect to extend the length of his non-compete covenant to two years, in which case we would have to pay him additional severance equal to twelve months of his base salary at the time of termination and his most recent bonus. In Mr. Steinhart’s case, if he is terminated without cause he is entitled to 6 months of his base salary and acceleration of his milestone-based options if the milestones are achieved within six months of his termination. Ms. Krumeich resigned as our Vice President and Chief Financial Officer effective April 24, 2006. Ms. Krumeich was given six months severance, and the cost of COBRA benefits was paid for six months. Total severance benefits paid to Ms. Krumeich amounted to $87,429. We do not have a standard policy with regard to severance pay, and the Compensation Committee is currently considering developing and adopting a consistent policy.

Assuming a termination date of December 29, 2006:

(i) If Dr. Gulfo was terminated by us for cause, upon death or disability, then he would not have received severance under his employment agreement.

(ii) If Dr. Gulfo terminated his contract for good reason or was terminated by us without cause, he would have received $306,935, of which $293,750 represents 15 months of his monthly salary and $13,185 represents 15 months of COBRA coverage (estimated based on the Company’s 2006 cost of COBRA premiums).

(iii) If Dr. Gulfo was terminated by us without cause within 30 days of our operations being discontinued, then he would not have received severance under his employment agreement.

(iv) If Dr. Gulfo’s employment agreement is not renewed by us, then he would have received $242,911, of which $176,250 represents 9 months of his monthly salary and $7,911 represents 9 months of COBRA coverage (estimated based on the Company’s 2006 cost of COBRA premiums).

(v) If Dr. Gulfo’s employment agreement is not renewed by us and we extended the length of his non-compete covenant to two years, then he would have received $594,572, of which $528,750 represents 27 months of his monthly salary, $15,822 represents 18 months of COBRA coverage (estimated based on the Company’s 2006 cost of COBRA premiums) and $50,000 represents the amount of his last bonus.

(vi) If Mr. Steinhart was terminated by us for cause, then he would not have received severance under his employment agreement.

(vii) If Mr. Steinhart was terminated by us without cause, then he would have received $169,260, of which $97,500 represents 6 months of his monthly salary and $71,760 represents income from the acceleration of the vesting of his unvested stock options assuming that PMA approval of MelaFind®was received within 6 months of his termination. The value of vesting acceleration is based on the closing price of the Company’s common stock on December 29, 2006 ($7.20) with respect to in-the-money unvested option shares minus the exercise price of the unvested option shares.

Retirement Plans

We do not maintain a traditional defined benefit plan. We do, however, maintain a 401(k) plan covering all qualified employees. We match dollar-for-dollar the employee’s contribution up to 3% of each participant’s salary to a maximum of $220,000. We do not consider the 401(k) matching contribution to be a significant portion of any of our executives’ compensation package.

Change of Control

Our 2003 Plan and 2005 Plan contain provisions providing that if there is a change of control involving a merger, consolidation, mandatory share exchange or other similar business combination of the Company with or into any other entity or any transaction in which a successor entity acquires all the issued and outstanding capital stock of the Company, or all or substantially all the assets of the Company, then if and to the extent that outstanding options are not assumed or replaced with substantially equivalent options in connection with the acquisition event, then each optionee shall have the right to exercise in full all of his or her outstanding options, whether or not such options are otherwise vested or exercisable, and any outstanding options which are not exercised prior to the consummation of the change of control event shall thereupon terminate. The 1996 Plan does not contain a similar provision. However, all outstanding options issued under the 1996 Plan are fully vested as of February 28, 2007, and the 1996 Plan expired on November 30, 2006.

Perquisites and Other Benefits

As a company without any substantial revenue, we are not in a position to provide any significant perquisites or other benefits. Currently, the only perquisites are provided to Dr. Gulfo pursuant to his employment agreement:(i)reimbursement of economical travel expenses incidental to Dr. Gulfo’s commute to our principal office in Irvington, New York from Wilmington, Delaware in an aggregate amount not to exceed $1,100 per month, consisting of an unlimited Amtrak unreserved pass, a MetroNorth RailPass, NYC Subway transportation, and monthly car parking; (ii) economical lodging allowance consisting of $2,000 per month, and (iii) reimbursement of economical communication expenses consisting of expenses for one cellular phone line, one phone line at Dr. Gulfo’s home office and cable broadband internet service at Dr. Gulfo’s home office. We have no plans for any additional perquisites.

Compensation of Directors

In addition to reimbursement of expenses incurred in attending meetings of our Board of Directors and committees of our Board, our non-employee directors will receive an annual fee of $10,000 for serving as directors and an additional $500 per meeting for each meeting attended, whether in person or by telephone. In addition, the chairman of our Board of Directors, the chairman of our audit committee and the chairman of our nominating and governance committee will each receive an annual fee of $10,000. Each member of our Board who is not a company employee will receive an annual stock option grant to purchase up to 5,000 shares of common stock. Such stock options will vest in full upon the first anniversary of issuance and have an exercise price equal to the fair market value of our common stock on the date of the grant. In addition, we reimburse each member of our Board who is not a company employee for reasonable travel and other expenses in connection with attending meetings of the Board.

DIRECTOR COMPENSATION TABLE FOR 2006

	Fees Earned or	Option		# Option Awards	All Other
	Paid in Cash	Awards		Outstanding	Compensation		Total
Name	($)	($)		(#)	($)		($)

Sidney Braginsky	13,500	21,650	(1)	15,000			35,150
Breaux Castleman	23,000	21,650	(1)	15,000	29,000	(3)	73,650
George Chryssis	12,500	21,650	(1)	10,000			34,150
Martin Cleary	24,500	21,650	(1)	10,000			46,150
Dan W. Lufkin	24,500	21,650	(1)	10,000			46,150
Gerald Wagner, Ph.D.	12,000	402,489	(1)(2)	159,500	180,000	(4)	594,489

(1)	Represents $21,650 in option awards with one-year vesting to all non-employee directors of the Company.

(2)	Dr. Wagner received $380,839 in awards based on his work as our Acting Chief Operating Officer in 2006. All of these options were vested by February 1, 2007.

(3)	Represents Mr. Castleman’s 2006 consulting fees related to obtaining FDA approval of MelaFind®.

(4)	Represents Dr. Wagner’s 2006 consulting fee as our Acting Chief Operating Officer during 2006.

Employment Agreements

Employment Agreement with Joseph V. Gulfo, M.D.

On January 5, 2004, we entered into an employment agreement with Dr. Joseph V. Gulfo, our President and Chief Executive Officer. Pursuant to the agreement, Dr. Gulfo is required to devote substantially all of his business time, attention and efforts to the performance of his duties under the agreement. The initial term of the employment agreement extended until December 31, 2005 and was again extended until December 31, 2006. The contract automatically renews for successive twelve-month terms unless either party sends a written notice of termination within 90 days of the expiration of the renewal term. The employment agreement automatically extended until December 31, 2007.

The employment agreement provides Dr. Gulfo with an annual base salary of $175,000 subject to periodic review by our Board of Directors, stock options, and performance bonuses. The target for such bonuses is 50% of Dr. Gulfo’s then current base salary. In May 2006, Dr. Gulfo received a $50,000 bonus and his base salary was raised to $235,000.

In addition, Dr. Gulfo is entitled to be reimbursed for certain travel expenses up to $1,100 per month, $2,000 per month for lodging expenses and for certain communication expenses, including cellular phone service and broadband internet service.

If Dr. Gulfo’s employment is terminated by us without cause or Dr. Gulfo resigns for good reason, then Dr. Gulfo would be entitled to receive severance pay equal to 15 months of his then current base salary and, if Dr. Gulfo is then covered by health insurance provided by us, the cost to Dr. Gulfo of COBRA coverage for 15 months. If we elect not to renew Dr. Gulfo’s employment agreement, Dr. Gulfo is entitled to an amount equal to his then current base salary for nine months and, if Dr. Gulfo is covered by our health insurance policy at such time, the cost of COBRA for nine months (subject to reduction to the extent Dr. Gulfo received comparable benefits from a subsequent employer during such nine-month period).

Dr. Gulfo is subject to a non-compete covenant upon termination of his employment by us or him. The term of Dr. Gulfo’s non-compete covenant is one year, which can be extended to two years in the event we elect to pay him additional severance equal to twelve months of his base salary at the time of termination and his most recent bonus (if any).

The employment agreement provides for three separate grants of stock options. The first two stock option grants for the purchase of a total of 81,753 shares of our common stock at an exercise price of $0.46 per share have fully vested. The number of shares of our common stock subject to the third stock option can only be calculated at the time of PMA approval of MelaFind®. The number of shares purchasable under this option at an exercise price of $0.46 per share is equal to that number of shares of our common stock equal to four percent of our fully-diluted capital stock at the time of PMA approval of MelaFind® minus the number of shares of common stock underlying the other options granted to Dr. Gulfo under the employment agreement, which is 81,753. Based on 15,612,705 shares outstanding (on a fully-diluted basis) as of December 31, 2006 and assuming such shares remain the total number of shares outstanding on the date we receive PMA approval of MelaFind® (assuming in both cases the exercise of all outstanding options and warrants), the number of shares subject to this option is 542,755. This third stock option grant vests 50% at the time of PMA approval of MelaFind®, and the remaining 50% vests in four equal installments over the one year period following such PMA approval of MelaFind®.

Consulting Agreements

Consulting Agreement with Breaux Castleman

In June 2003, we entered into a consulting agreement with Breaux Castleman for consulting services related to FDA approval of MelaFind®, administrative matters, financial reporting, and our business and financial strategy. Under this agreement, Mr. Castleman receives compensation for each month of services rendered. During 2003 Mr. Castleman was paid at the rate of $8,000 for each month of services rendered and thereafter from 2004 onward he has been paid at the rate of $2,000 for each month of services rendered. We made payments pursuant to this consulting agreement of $22,000 in 2004, and $26,000 in 2005 and $29,000 in 2006. These payments did not exceed $100,000 in any twelve-month period since June 2003. In connection with our consulting agreement with Mr. Castleman, we granted Mr. Castleman a restricted stock award of 75,000 shares of our common stock under our 2003 Plan for an aggregate purchase price of $34,500. Mr. Castleman issued an interest-bearing promissory note in the principal amount of $34,500 as payment for these shares. During the second quarter of 2005, this note was repaid in full. Our consulting agreement with Mr. Castleman is terminable by either party on 30 days’ written notice.

Consulting Agreement with Marek Elbaum, Ph.D.

Pursuant to a consulting agreement effective as of May 31, 2005, we retained Marek Elbaum, Ph.D., our founder and former Chief Science and Technology Officer, as our Chief Scientist to provide services relating to the integration of our product development, mentoring and advising our staff scientists, providing new product vision, supporting our research and development and providing such other services as assigned to him by our Chief Executive Officer. Pursuant to the consulting agreement, Dr. Elbaum will provide us with a majority of his business time in consideration of a monthly fee of approximately $14,500. The term of such agreement extends for a period of two years and is automatically renewable for an additional one year period unless either Dr. Elbaum or we decide to not so renew. In the event of a non-renewal, and in the event that Dr. Elbaum’s services terminate as a result of his death or disability, we will pay to Dr. Elbaum a termination fee of $100,000. In addition, upon termination of the consulting agreement for any reason other than a termination by us for cause, we will pay to Dr. Elbaum for 18 months an amount equal to what Dr. Elbaum would have had to pay to extend his insurance coverage under COBRA. Dr. Elbaum is subject to a non-compete covenant during the term of the consulting agreement and for a period of two years after the term of the consulting agreement. We have also agreed that all stock options previously granted to Dr. Elbaum will continue to vest in accordance with their original terms.

Consulting Agreement with Robert Friedman, M.D.

Pursuant to a consulting agreement effective as of June 1, 2005, we have retained the services of Robert Friedman, M.D. for an initial term of one year as a consultant, medical advisor to our Board of Directors, and as a liaison between our Board of Directors and our scientific and medical advisory committee, and in connection with the clinical testing of MelaFind®. In consideration of rendering of these services, Dr. Friedman will be paid at a rate of $5,000 per day (assuming an eight-hour day) for up to 30 days of service. The consulting agreement is automatically renewed for successive one-year terms unless either party terminates the agreement at least 30 days prior to the expiration of the agreement. We paid Dr. Friedman $30,000 in 2005 and $42,000 in 2006.

Consulting Agreement with Gerald Wagner, Ph.D.

Pursuant to a consulting agreement dated as of June 1, 2005 with Gerald Wagner Consulting LLC (GWC), a company owned and operated by Dr. Gerald Wagner, GWC agreed to direct our MelaFind® product development efforts and oversee the manufacturing process for MelaFind®. On March 24, 2006, we entered into an amended and restated consulting agreement with GWC, which became effective on April 1, 2006. Under this amended and restated consulting agreement, the Company agreed to pay GWC the annual amount of $180,000 payable monthly over the term of the agreement. The agreement provided for termination at the option of GWC or the Company, at any time by providing thirty (30) days prior written notice or immediately upon the mutual agreement of the Company and GWC. In connection with GWC’s ongoing engagement as a consultant, Dr. Wagner received a stock option grant of 50,000 shares of the Company’s common stock which vests in full immediately upon commencement of the pivotal trial for MelaFind®. In addition, on March 24, 2006, Dr. Wagner received another stock option grant of 49,500 shares of the Company’s common stock which vested immediately upon grant. The exercise price for these two stock option grants is the closing price per share of the Company’s common stock on the option grant date. Concomitant with the start of the Company’s clinical trials in January 2007, Dr. Wagner’s 50,000 share option grant vested. In addition, Dr. Wagner transitioned out of his role as our Acting Chief Operating Officer, and signed an amended consulting contract with the Company. Under the terms of the amended contract, Dr. Wagner will be paid a monthly retainer of $2,500 and will be paid $2,500 for each additional day of consulting. This amended agreement will end at the option of Dr. Wagner or the Company at any time, by providing fifteen days prior written notice, or immediately upon the mutual agreement of the Company and Dr. Wagner.

Limitation of Liability and Indemnification of Directors and Officers

Our fourth amended and restated certificate of incorporation and third amended and restated bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our fourth amended and restated certificate of incorporation and third amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We maintain directors’ and officers’ liability insurance. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Compensation Committee Interlocks and Insider Participation

The compensation committee is composed of three non-employee directors: Messrs. Castleman, Braginsky and Chryssis. No member of the compensation committee is or was formerly a permanent officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or compensation committee and the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past. Dr. Gulfo, our Chief Executive Officer, previously participated in the deliberations regarding executive compensation. None of our executive officers has served as a member of the compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION2

The compensation committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Breaux Castleman
Sidney Braginsky
George C. Chryssis

2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

The Company has entered into employment agreements and other agreements with certain of its executive officers. See “Compensation Discussion and Analysis.”

The Board has authorized the Company to enter into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

PERFORMANCE MEASUREMENT COMPARISON3

The following graph shows the total stockholder return of an investment of $100 in cash on October 28, 2005 (the date of the Company’s initial public offering) for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) a peer group index comprised of all public companies using SIC Code 3826 (Laboratory Analytical Instruments) (the “Peer Group”). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG ELECTRO-OPTICAL SCIENCES, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

3 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Electro-Optical Sciences, Inc., 3 West Main Street, Suite 201, Irvington, New York 10533, Attention: Secretary, telephone (914) 591-3783 or (3) contact our Investor Relations representatives at Lazar Partners, Ltd., 420 Lexington Avenue, Suite 442, New York, New York 10170. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph V. Gulfo, M.D., M.B.A.
President and Chief Executive Officer

April 20, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2006 is available without charge upon written request to: Electro-Optical Sciences, Inc., 3 West Main Street, Suite 201, Irvington, New York 10533, Attention: Secretary.

ANNEX A

ELECTRO-OPTICAL SCIENCES, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist oversight by the Board of Directors (the “Board”) of Electro-Optical Sciences, Inc. (the “Company”) of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1. Number.  Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board.

2. Independence.  Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4. Chair.  Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation.  The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

6. Selection and Removal.  Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1. Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2. Independence.  The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3. Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4. Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5. Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6. Review and Discussion.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7. Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8. Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9. Oversight.  The Audit Committee shall coordinate the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

10. Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11. Related-Party Transactions.  The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

Controls and Procedures

12. Oversight.  The Audit Committee shall coordinate the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

13. Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14. Related-Party Transactions.  The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

15. Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1. Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.  The Audit Committee shall report regularly to the Board.

4. Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors.  The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit

Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding.  The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8. Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

ANNEX B

ELECTRO-OPTICAL SCIENCES, INC.

COMPENSATION COMMITTEE CHARTER

A.	Purpose

The purpose of the Compensation Committee of the Board of Directors (the “Board”) of the Electro-Optical Sciences, Inc. (the “Company”) is to assist the Board in the discharge of its responsibilities relating to compensation of the Company’s executive officers.

B.	Structure and Membership

1. Number.  The Compensation Committee shall consist of at least three members of the Board.

2. Independence.  Except as otherwise permitted by the applicable NASDAQ rules, each member of the Compensation Committee shall be an “independent director” as defined by the applicable NASDAQ rules.

3. Chair.  Unless the Board elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.

4. Compensation.  The compensation of Compensation Committee members shall be as determined by the Board.

5. Selection and Removal.  Members of the Compensation Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Compensation Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Compensation Matters

1. Executive Officer Compensation.  The Compensation Committee, or a majority of the independent directors of the Board, shall review and approve, or recommend for approval by the Board, the compensation of the Company’s Chief Executive Officer (the “CEO”) and the Company’s other executive officers, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Compensation Committee or the independent directors of the Board, as the case may be, shall meet without the presence of executive officers when approving or deliberating on CEO compensation but may, in its or their discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other executive officer compensation.

2. Evaluation of Senior Executives.  The Compensation Committee shall be responsible for overseeing the evaluation of the Company’s senior executives. In conjunction with the Audit Committee in the case of the evaluation of the senior financial management, the Compensation Committee shall determine the nature and frequency of the evaluation and the persons subject to the evaluation, supervise the conduct of the evaluation and prepare assessments of the performance of the Company’s senior executives, to be discussed periodically with the Board.

3. Plan Recommendations and Approvals.  The Compensation Committee shall periodically review and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans. In addition, in the case of any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company, the Compensation Committee, or a majority of the independent directors of the Board, shall approve such plans.

4. Administration of Plans.  The Compensation Committee shall exercise all rights, authority and functions of the Board under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by this charter or a plan or resolution of the Board, the Compensation Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The Compensation Committee, or a majority of the independent directors of the Board, shall approve any inducement awards granted in reliance on the exemption from shareholder approval contained in NASDAQ Rule 4350(i)(1)(A)(iv).

5. Director Compensation.  The Compensation Committee shall periodically review and make recommendations to the Board with respect to director compensation.

6. Compensation Committee Report on Executive Compensation.  The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.

7. Compensation Committee Report on Repricing of Options/ SARs.   If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a “named executive officer” (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

8. Additional Powers.  The Compensation Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1. Meetings.  The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee may also act by unanimous written consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.  The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

3. Reports to Board.  The Compensation Committee shall report regularly to the Board.

4. Charter.  The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Consulting Arrangements.  The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation

Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

6. Independent Advisors.  The Compensation Committee shall have the authority, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

7. Investigations.  The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

8. Annual Self-Evaluation.  At least annually, the Compensation Committee shall evaluate its own performance.

ANNEX C

ELECTRO-OPTICAL SCIENCES, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

A.	Purpose

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Electro-Optical Sciences, Inc. (the “Company”) is to:

•	recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and

•	oversee the evaluation of the Board.

B.	Structure and Membership

1. Number.  The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.

2. Independence.  Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Corporate Governance Committee shall be “independent” as defined by such rules.

3. Chair.  Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.

4. Compensation.  The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.

5. Selection and Removal.  Members of the Nominating and Corporate Governance Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C.	Authority and Responsibilities

General

The Nominating and Corporate Governance Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Board and Committee Membership

1. Selection of Director Nominees.  Except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee shall consider candidates proposed by stockholders. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

2. Criteria for Selecting Directors.  The Board’s criteria for selecting directors are as set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

C-1

3. Search Firms.  The Nominating and Corporate Governance Committee shall have the authority to retain and terminate any search firm to be used to identify director nominees, including authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

4. Selection of Committee Members.  The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

Corporate Governance

5. Corporate Governance Guidelines.  The Nominating and Corporate Governance Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

Evaluation of the Board; Succession Planning

6. Evaluation of the Board.  The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.

7. Succession of Senior Executives.  The Nominating and Corporate Governance Committee shall oversee an annual review by the Board on succession planning, which shall include transitional leadership in the event of an unplanned vacancy.

8. Additional Powers.  The Nominating and Corporate Governance Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1. Meetings.  The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.  The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3. Reports to the Board.  The Nominating and Corporate Governance Committee shall report regularly to the Board.

4. Charter.  The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors.  The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

6. Investigations.  The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

7. Annual Self-Evaluation.  At least annually, the Nominating and Corporate Governance Committee shall evaluate its own performance.

Adopted on May 13, 2005 by the Board of Directors of Electro-Optical Sciences, Inc.

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ANNEX D

SECOND AMENDMENT
TO
ELECTRO-OPTICAL SCIENCES, INC.
2003 STOCK INCENTIVE PLAN

This Second Amendment dated this 17th day of April 2007 (the “Amendment”) amends the 2003 Stock Incentive Plan of Electro-Optical Sciences, Inc., as amended pursuant to the First Amendment thereto dated the 10th day of February 2004 (the “Existing 2003 Plan”).

RECITALS

WHEREAS, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Electro-Optical Sciences, Inc. (the “Company”) has recommended that this Amendment be adopted and approved by the Board of Directors of the Company;

WHEREAS, the Board of Directors of the Company has accepted the recommendation of the Compensation Committee and has determined that it is in the best interests of the Company and stockholders of the Company to adopt and approve this Amendment; and

WHEREAS, the Board of Directors has recommended that the stockholders of the Company adopt and approve this Amendment.

NOW, THEREFORE, the Existing 2003 Plan is hereby amended as follows:

1. The first sentence of Section 4 of the Existing 2003 Plan is hereby deleted in its entirety and replaced with the following:

“4. Share Limitations. Subject to the adjustment pursuant to Section 9 below, the maximum number of shares of Common Stock that may be issued under the Plan is 1,250,000; provided however, that upon the vesting in full of the stock option granted to Joseph V. Gulfo pursuant to that certain Stock Option Agreement dated February 2, 2004, the maximum number of shares of Common Stock that may be issued under the Plan shall automatically be reduced to that number of shares of Common Stock subject to all outstanding options granted pursuant to the Plan, including Dr. Gulfo’s options, that have not expired or been forfeited or cancelled as of such date.”

The undersigned, in his capacity as Secretary of the Company, hereby certifies that this Amendment was adopted by the Board of Directors of the Company by a Unanimous Written Consent in Lieu of a Meeting dated April 17, 2007.

/s/  Richard I. Steinhart

Name: Richard I. Steinhart

Title:	Secretary

Date: April 17, 2007

D-1

ANNEX E

AMENDMENT
TO
ELECTRO-OPTICAL SCIENCES, INC.
2005 STOCK INCENTIVE PLAN

This Amendment dated this 17th day of April 2007 (the “Amendment”) amends the 2005 Stock Incentive Plan of Electro-Optical Sciences, Inc. (the “Existing 2005 Plan”).

RECITALS

WHEREAS, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Electro-Optical Sciences, Inc. (the “Company”) has recommended that this Amendment be adopted and approved by the Board of Directors of the Company;

WHEREAS, the Board of Directors of the Company has accepted the recommendation of the Compensation Committee and has determined that it is in the best interests of the Company and stockholders of the Company to adopt and approve this Amendment; and

WHEREAS, the Board of Directors has recommended that the stockholders of the Company adopt and approve this Amendment.

NOW, THEREFORE, the Existing 2005 Plan is hereby amended as follows:

1. The first sentence of Section 4 of the Existing 2005 Plan is hereby deleted in its entirety and replaced with the following:

“4. Share Limitations. Subject to the adjustment pursuant to Section 9 below, the maximum number of shares of Common Stock that may be issued under the Plan is 1,724,028.”

2. The last sentence of Section 4 of the Existing 2005 Plan is hereby deleted in its entirety.

The undersigned, in his capacity as Secretary of the Company, hereby certifies that this Amendment was adopted by the Board of Directors of the Company by a Unanimous Written Consent in Lieu of a Meeting dated April 17, 2007.

/s/  Richard I. Steinhart

Name: Richard I. Steinhart

Title:	Secretary

Date: April 17, 2007

E-1

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE ELECTRO-OPTICAL SCIENCES, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2007 The undersigned hereby appoints Breaux Castleman, Joseph V. Gulfo, M.D., and Richard I. P Steinhart, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Electro-Optical R Sciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Electro-Optical Sciences, Inc. to be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, on Monday, May 21, 2007 at 9:00 a.m., O local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the X following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Y UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

ELECTRO-OPTICAL SCIENCES, INC. OFFERS STOCKHOLDERS OF RECORD THREE WAYS TO VOTE YOUR PROXY Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week. TELEPHONE VOTING INTERNET VOTING VOTING BY MAIL This method of voting is Visit the Internet voting website Simply sign and date your available for residents of the at http://proxy.georgeson.com. proxy card and return it in U.S. and Canada. On a touch Enter the COMPANY NUMBER the postage-paid envelope tone telephone, call TOLL FREE and CONTROL NUMBER shown to Georgeson Inc., Wall Street 1-877-450-9556, 24 hours a day, below and follow the instructions Station, P.O. Box 1100, New 7 days a week. You will be asked on your screen. You will incur York, NY 10269-0646. If you to enter ONLY the CONTROL only your usual Internet charges. are voting by telephone or the NUMBER shown below. Have Available until 11:59 PM, EST, Internet, please do not mail your voting instruction card May 20, 2007. your proxy card. ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 11:59 PM, EST, May 20, 2007. COMPANY NUMBER CONTROL NUMBER t DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL t X Please mark votes as in this example. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4 BELOW. Proposal 1. To elect directors to serve for the ensuing year and until their Proposal 2. To ratify selection of Eisner FOR AGAINST ABSTAIN successors are elected. LLP as the Company’s independent registered Nominees: Joseph V. Gulfo, M.D., Breaux Castleman, Sidney Braginsky, public accounting firm for George C. Chryssis, Martin D. Cleary, Dan W. Lufkin and the fiscal year ending Gerald Wagner, Ph.D. December 31, 2007. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD LISTED ABOVE (EXCEPT AUTHORITY TO VOTE Proposal 3. To approve the amendment AS MARKED TO THE FOR ALL NOMINEES to our 2003 Stock Incentive CONTRARY BELOW) LISTED ABOVE Plan. FOR AGAINST ABSTAIN Proposal 4. To ratify the amendment to To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) our 2005 Stock Incentive above. Plan. Date , 2007 Signature(s) Signature(s) Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.